EXHIBIT 10.1

Execution Version

______________________________________________________

$6,894,362

SENIOR SECURED REVOLVING CREDIT AGREEMENT

Dated as of November 6, 2008

Between

ADVANCE DISPLAY TECHNOLOGIES, INC.

and

DeGeorge Holdings Three LLC

_______________________________________________________________

SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS SENIOR SECURED REVOLVING CREDIT AGREEMENT (the “Agreement”), is made this 6th day of November, 2008, by and between Advance Display Technologies, Inc., a Colorado corporation (the “Borrower”) and DeGeorge Holdings Three LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, Borrower and Lender have agreed to enter into this Agreement to establish a revolving credit facility (the “Revolving Credit Facility”) pursuant to which Lender will provide funding to Borrower in an aggregate principal amount of up to Six Million Eight Hundred Ninety-Four Thousand Three Hundred Sixty-Two Dollars ($6,894,362.00) (the “Maximum Revolving Credit Amount”); and

WHEREAS, Borrower has made in favor of Lender eight (8) promissory notes (the “Demand Notes”) with an aggregate face value of $2,500,000 and Borrower desires and Lender agrees that, subject to the conditions set forth herein, such Demand Notes shall be continued as Loans under the Revolving Credit Facility provided for herein; and

WHEREAS, Lender is willing to make available the Loans under the Revolving Credit Facility provided for herein based on the representations, warranties, covenants, terms and conditions set forth herein, including but not limited to Borrower’s grant of a first priority security interest in all of Borrower’s assets to Lender as security for the repayment of the Obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

AGREEMENT

1. Commitment to Lend.

(a) Subject to the terms and conditions of this Agreement and to subsection (b) of this Section 1, and as evidenced by a convertible promissory note of even date herewith in favor of Lender in the form attached hereto as Exhibit A (the “Revolving Note”), Lender may from time to time until November 6, 2009 (the “Maturity Date”), in its sole discretion, make one or more loans to Borrower (each a “Loan” and collectively, the “Loans”), in an aggregate unpaid principal amount not exceeding at any time the Maximum Revolving Credit Amount.

(b) Each of the Borrower and Lender agree that each of the Demand Notes (as set forth on Schedule 1(b) attached hereto), having an aggregate principal balance of $2,500,000 plus interest owing thereon through the date hereof in the aggregate amount of $194,362, are hereby continued as Loans hereunder and under the Revolving Note in the amount of $2,694,362, and that such Demand Notes are hereby cancelled.

(c)           In the absence of an acceleration of the term of the Revolving Credit Facility, the Revolving Credit Facility will expire and all principal, interest and other amounts owed to Lender hereunder and under the other Loan Documents shall be immediately due and payable on the Maturity Date, and Lender shall have no further obligation with respect thereto after such date.

2. Manner of Borrowing. At least two (2) Authorized Representatives (as defined herein) of Borrower shall give Lender notice (which shall be irrevocable) no later than 10:00 a.m. (Denver, Colorado time) at least five (5) Business Days prior to the date on which Borrower desires such Loan. For purposes of this Agreement, an “Authorized Representative” shall be any one of Matthew Shankle, James Martindale or Rebecca McCall.  Each such notice (the “Notice of Borrowing”) shall be in substantially the form set forth on Schedule 2 and shall specify: (i) the date on which Borrower desires such Loan; (ii) the aggregate amount of the Loan to be made on such date, and (iii) a statement by the Authorized Representative in which he or she certifies that: (x) the representations and warranties set forth in Section 10 are true and complete as of such date; and (y) Borrower is in compliance with the terms hereof and no condition or event that constitutes a Default or an Event of Default has occurred or is continuing since the date hereof.  Lender shall provide written notice to Borrower within two (2) Business Days of receipt of a Notice of Borrowing to notify Borrower whether it has elected to provide such Loan.  In the event Lender elects to provide such Loan, it shall provide the requested amount to Borrower in immediately available funds not later than 2:30 p.m. (Denver, Colorado time) on the date requested in the Notice of Borrowing.   For the avoidance of doubt, Lender has no obligation to make any Loans hereunder or under any other Loan Document.

3. Interest.

(a) Rates.  Unless an Event of Default is continuing, each Loan shall bear interest on the outstanding principal amount thereof at a rate of ten percent (10%) per annum.  During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate of fifteen percent (15%) per annum (the “Default Rate”).

(b) Payment.   Interest shall be payable (i) when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration (including in accordance with Section 14) or otherwise) or upon conversion in accordance with Section 8 hereof and (ii) in the case of all other amounts due and payable under the Loan Documents, on demand.  Interest at the Default Rate shall be payable on demand.

(c) Maximum Interest Rate.  Nothing contained in the Loan Documents shall require Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate.  If interest payable by Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction.  Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

4. Repayment of Principal.  (a) The Loans shall mature and become due and payable, and shall be repaid by the Borrower upon the earliest to occur of (i) conversion of all amounts due hereunder as provided in Section 8 hereof, (ii) a Default which is not cured within the applicable Cure Period, or (iii) the Maturity Date.  Borrower may at any time prior to the Maturity Date repay the amounts outstanding under the Revolving Credit Facility and subsequently receive further Loans, consistent with the terms and conditions hereof.

(b)  Borrower shall give Lender notice of any prepayment no later than 11:00 a.m. (Denver, Colorado time) two (2) Business Days before such prepayment.  Each such notice of prepayment shall specify (a) the date such prepayment is to be made and (b) the amount to be prepaid.  Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 3(b).

5. Computation of Interest.  Interest shall be computed on the basis of a 365/366 day year and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

6. Payments by Borrower.

(a) Time, Place and Manner.  All payments due to Lender under this Agreement, the Revolving Note or the other Loan Documents shall, in the case of payments on account of principal or interest on the Loans, be made directly to Lender at the address found in Section 18.  A payment shall not be deemed to have been made on any day unless such payment has been received by Lender, at the required place of payment, in Dollars in funds immediately available to Lender, no later than 1:00 p.m. (Denver, Colorado time) on such day.

(b) No Reductions.  All payments due to Lender under this Agreement, the Revolving Note and the other Loan Documents shall be made by Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax.

(c) Extension of Payment Dates.  Whenever any payment to Lender under this Agreement, the Revolving Note or the other Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day, as the case may be.  If the date any payment under the Loan Documents is due is extended (whether by operation of the Loan Documents, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

(d) Evidence of Loans.  Each Loan and Borrower’s obligation to repay that Loan with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, including but not limited to Section 1(b), the records of Lender and the Revolving Note with respect to all Loans payable to the order of Lender.  The records of Lender shall be prima facie evidence of Lender’s Loans and accrued interest thereon and of all payments made in respect thereof.

7. Taxes. Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.  Borrower shall indemnify Lender within 10 days after demand therefor, for the full amount of any Other Taxes paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.   A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. As soon as practicable after any such payment of Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

8. Conversion.  Subject to the terms and conditions of the Revolving Note, Borrower agrees that Lender may elect to convert all or any portion of the unpaid principal owed under this Agreement and the Revolving Note into shares of Borrower’s Series G Preferred Stock (“Shares”) at a conversion price of $110.00 per share, or $0.11 per common share equivalent (the “Conversion Price”), by delivering written notice of such conversion (a “Conversion Notice”) to Borrower.  Upon conversion, certificates for the Shares so purchased shall be delivered to Lender within three (3) Business Days of Borrower’s actual receipt of the Conversion Notice.

(a) The number and kind of securities purchasable upon the conversion and the Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i) In case of any reclassification or change of outstanding securities of the Shares or the shares of Borrower’s common stock into which the Shares are themselves convertible (the “Common Stock”) (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of Borrower with or into another corporation (other than a merger with another corporation in which Borrower is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon conversion of the Revolving Note), or in case of any sale of all or substantially all of the assets of Borrower, Lender shall have the right upon conversion of the Revolving Note to receive, in lieu of Shares theretofore issuable upon conversion of the Revolving Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one Share or by the holder of the Common Stock underlying the Shares.  These provisions shall similarly apply to successive reclassifications, changes, mergers and transfers.

(ii) If Borrower at any time while the Revolving Note remains outstanding and unexpired shall subdivide or combine the Shares, the Conversion Price shall be proportionately adjusted.  In the case of a subdivision, the Conversion Price shall be proportionately decreased and the number of Shares shall be proportionately increased.  In the case of a combination, the Conversion Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

(iii) If Borrower at any time while the Revolving Note is outstanding and unexpired shall pay a dividend or other distribution with respect to the Shares (except any distribution specifically provided for in the foregoing paragraph (i) or (ii)) then the Conversion Price and the number of Shares into which the Revolving Note may be converted shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution to that price determined by multiplying the Conversion Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of Shares of outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

(iv) When there is an adjustment in the Conversion Price and a corresponding increase in the number of Shares that can be obtained by conversion, the adjustment to the number of Shares shall be made by multiplying the number of Shares purchasable immediately prior to such adjustment in the Conversion Price by a fraction, the numerator of which shall be the Conversion Price immediately prior to such adjustment and the denominator of which shall be the Conversion Price immediately thereafter, with the adjustment being made to the nearest whole share.

(v) Whenever the Conversion Price shall be adjusted, Borrower shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Lender.

(b) Borrower may not repay any portion of the principal to be converted to Shares by a Conversion Notice after Borrower’s receipt thereof.  In its discretion, Borrower may also permit the conversion of some or all of the accrued but unpaid interest to Shares but any such conversion may only be at the Conversion Price stated herein.  In the event of conversion of all amounts due hereunder, this Agreement shall terminate and the parties shall have no further obligations under this Agreement, the Revolving Note or the other Loan Documents, except that Borrower shall be obligated to pay Lender, immediately upon conversion, any interest accrued and unpaid or unconverted up to and including the date of such conversion, and no more.

9. Security Interest and Collateral.

(a) Borrower hereby mortgages, pledges and assigns to Lender, and grants to Lender a continuing security interest (the “Security Interest”) in, and a continuing Lien upon, all of the property and assets of Borrower, wherever located and whether now owned or hereafter acquired, including but not limited to the property and assets listed on Exhibit C (the “Collateral”).

(b) The Security Interest secures payment and the performance of all Obligations, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether any amount due under the Loan Documents is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all

Loans under the Revolving Credit Facility; (b) all interest which accrues on amounts due under the Revolving Credit Facility, until payment of such amounts in full, including, without limitation, all interest provided for under this Agreement or the Revolving Note; and (c) all other monies payable by Borrower, and all obligations and agreements of Borrower to Lender, pursuant to this Agreement, the Revolving Note or in the other Loan Documents.

(c) Borrower agrees that the Security Interest shall, and that Borrower shall take all action necessary, or that Lender may reasonably request, so that the Security Interest shall at all times be valid, perfected and enforceable against Borrower and all third parties, in accordance with the terms hereof, as security for the Obligations, including, without limitation, the filing of Uniform Commercial Code financing statements and any filing with the United States Patent and Trademark Office or any foreign patent office, as applicable (which Borrower authorizes Lender to file).

(d) The Questionnaire is, as of the date hereof, correct and accurate in all material respects.

(e) After the occurrence and during the continuation of an Event of Default, Borrower shall hold all proceeds of Collateral in trust for Lender, not commingle the same with other property or funds of Borrower and, unless Lender shall have otherwise instructed Borrower, deliver the same or cause the same to be delivered in the exact form received, together with any necessary endorsements, to Lender.

(f) Effective upon the occurrence of an Event of Default, Borrower hereby designates and appoints Lender and its designees as attorney in fact of Borrower, irrevocably and with power of substitution, with authority to endorse Borrower’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Lender’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender’s sole discretion, to carry out and enforce this Agreement and the other Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed.

(g) Lender shall have, with respect to the Collateral, in addition to all of its rights and remedies under the Loan Documents, (a) the rights and remedies of a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code would otherwise apply to the Collateral in question, and (b) the rights and remedies of a secured party under all other Applicable Law.

10. Borrower’s Representations and Warranties.  To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Colorado with the power and authority to own and lease its properties (as applicable) and to carry on its business as now being conducted and is qualified and authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization.

(b) Except as set forth in Schedule 10(b), Borrower is duly and validly authorized by all necessary corporate action, has full power and authority to and has taken or caused to be taken all necessary action to authorize it to execute and deliver this Agreement, the Revolving Note and the other Loan Documents, and to perform and comply with the terms, conditions, and agreements set forth herein and therein.

(c) Each of this Agreement, the Revolving Note and the other Loan Documents will have been duly executed and delivered by Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d) Except as set forth in Schedule 10(d), the execution of and performance under this Agreement, the Revolving Note and the other Loan Documents and the borrowings hereunder and thereunder by the Borrower will not violate: (i) any statute, regulation or other provision of law; (ii) any order of a court or instrumentality of government or regulatory entity or authority having jurisdiction over Borrower; (iii) any provision of any organizational document of Borrower; or (iv) any Contract to which Borrower is a party or by which Borrower or any of its property is bound.  Except as set forth in Schedule 10(d) there are no provisions of any existing Contract of any kind binding on Borrower or affecting its business or property that would prohibit the execution, delivery or performance of the terms of this Agreement, the Revolving Note or the other Loan Documents.

(e) Except as set forth in Schedule 10(e), Borrower and its Subsidiary are in compliance with all (x) Contracts and (y) laws, rules or regulations, orders, judgments, writs, injunctions, decrees, determinations, awards of any applicable Governmental Authority and all Governmental Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required of Borrower with respect to the execution, delivery and performance by Borrower of its obligations under this Agreement, except for the filing of notices pursuant to applicable state securities law, which filings will be made by the time required thereby.

(f) Except as set forth in Schedule 10(f), no additional Governmental Approvals are necessary in order to carry on the business of the Borrower or its Subsidiary.

(g) Except as set forth in Schedule 10(g), Borrower owns its property and assets free and clear of all Liens, loans and encumbrances, except such encumbrances and Liens which arise in the ordinary course of business and do not materially impair Borrower’s ownership or use of such property or assets.  Except as set forth in Schedule 10(g), with respect to the property and assets it leases, Borrower is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens, claims or encumbrances.

(h) Borrower owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business, as conducted or proposed to be conducted, without any conflict with, or infringement of, the rights of others.  Except as set forth in Schedule 10(h), Borrower has not received and does not have any knowledge of any communications alleging that it has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity.  To its knowledge, none of Borrower’s employees is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of Borrower or that would conflict with Borrower’s business, as conducted or proposed to be conducted.  Neither the execution or delivery of this Agreement, nor the carrying on of Borrower’s business by the employees of Borrower, nor the conduct of Borrower’s business as proposed, will, to Borrower’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(i) Except as set forth on Schedule 10(i), there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending (nor, to the knowledge of the Borrower and its Subsidiary, threatened) against or in any other way relating to or affecting (a) the Borrower or its Subsidiary of their respective businesses or properties or (b) this Agreement or the other Loan Documents, in each case, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be expected to result in a material adverse effect.

(j) Neither Borrower nor its Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Revolving Note shall be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock and the making of the Revolving Note does not and will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(k) Borrower has filed or caused to be filed all federal, state and local tax returns required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by it, except for Taxes that are subject to a good faith contest and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (“GAAP”).

(l) Except as set forth in Schedule 10(l), the Shares issuable upon exercise of Lender's rights under Section 8 have been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, Liens, charges or encumbrances of any nature whatsoever; provided, that the Shares issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws.  The issuance of certificates for the Shares upon exercise of Lender's rights under Section 8 shall be made without charge to Lender for any issuance tax in respect thereof, or other cost incurred by Borrower in connection with such exercise and the related issuance of the Shares; provided, that Borrower shall not be required to pay any Tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Lender.

(m) Except as set forth in Schedule 10(m), all issued and outstanding shares of Common Stock, the Shares or any other outstanding securities of Borrower have been duly authorized and validly issued and are fully paid and nonassessable.

(n) The issuance of the Shares upon exercise of Lender’s rights under Section 8, and the issuance of the Common Stock upon conversion of the Shares, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof or other applicable exemptions, and (ii) the qualification requirements of the applicable state securities laws.

(o) Borrower does not own, directly or indirectly, any subsidiaries other than the Subsidiary. The Pledged Shares represent 100% of all issued and outstanding Equity Interests in the Subsidiary, and Borrower is the sole legal and beneficial owner of the Share Pledge Collateral free and clear of any Lien (other than the Lien created pursuant to this Agreement), adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code), restriction on transfer, or other any other right, power or interest in favor of any person (other than Lender). The Pledged Shares are duly authorized and validly issued, fully paid and non-assessable.

11. Lender’s Representations and Warranties.  This Agreement has been entered into by Borrower in reliance upon the following representations and covenants of Lender:

(a) The right to acquire the Shares or the Shares issuable upon exercise of Lender's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Lender has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Lender understands that the Shares issuable upon exercise of this Agreement have not been not registered under the Securities Act of 1933, as amended (the “Act”) or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof.

(c) Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect, under the Act.

12. Borrower's Covenants.  Until all Obligations and liabilities of Borrower to Lender under this Agreement, the Revolving Note and the other Loan Documents have been paid and performed in full, Borrower shall keep and perform the following covenants, and does hereby covenant, agree and promise to Lender as follows:

(a) Borrower shall, at all times during the term of the Revolving Credit Facility and at all times that any Loans hereunder are outstanding, do the following:

(i) Maintain adequate general public liability and other insurance on the Collateral securing the Revolving Note (other than the patents and other intellectual property) in an amount equal to fair market value of such Collateral, and Borrower will upon request of Lender, deliver to Lender copies of the foregoing policies.

(ii) Use any and all amounts loaned under this Agreement in accordance with a budget or other spending plan that is unanimously approved by Borrower’s Board of Directors.

(iii) Promptly furnish to Lender such information concerning the operations, business, affairs, and financial condition of the Borrower as Lender may reasonably request from time to time.

(iv) At all times (a) maintain complete and accurate books and records, and (b) permit Lender to examine and inspect all properties, books, operations and records of

Borrower at any reasonable time and from time to time wherever such properties, books, and records are located.

(v) Promptly inform Lender of the occurrence of any Default or Event of Default hereunder.

(vi) Remain a corporation existing and governed by the laws of the State of Colarado, and will not (A) dissolve or merge or consolidate with, or into, any Person, or (B) change its name, identity or structure or organizational number from that specified in the Questionnaire (or, if no such number is specified, adopt any such number), unless, in any case, (1) Lender shall have had not less than ten (10) Business Days prior notice thereof, and (2) thereafter the Security Interest continues to comply with the requirements of this Agreement.

(b) Borrower shall cause the authorization of (i) enough authorized shares of Common Stock to issue any of the shares of Common Stock underlying the Shares into which the Loans may be converted pursuant to Section 8 hereof, and (ii) enough authorized Shares to satisfy its obligations to convert the Loans to Shares at such time as Lender may elect such conversion in accordance with Section 8 hereof, by no later than June 30, 2009.

(c) If Lender proposes to sell the Shares or the Common Stock into which the Shares are convertible in compliance with Rule 144 promulgated by the Securities Exchange Commission (the “SEC”), then, upon Lender's written request to Borrower, Borrower shall furnish to Lender, within ten (10) days after receipt of such request, a written statement confirming Borrower's compliance with the filing requirements of the SEC as set forth in such rule or any successor rule, as it may be amended from time to time.

(d) Borrower shall, and shall cause its Subsidiary to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, provided, however, that no such Taxes or claim need be paid if they are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP shall have been made therefor.

(e) Borrower shall not authorize or cause the Subsidiary to issue, and shall not accept, any capital stock, any rights or options to acquire any capital stock, other securities or Equity Interests, each in addition to or in substitution for the Share Pledge Collateral, if such issuance would result in Borrower’s not having 100% direct ownership of all Equity Interests in the Subsidiary, and, in the event that Borrower shall at any time receive any additional Pledged Shares or, in respect of the Pledged Shares, any shares, options, warrants, rights or other similar property, including, without limitation, any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Subsidiary (whether as an addition to, in substitution of, or in exchange for, such Pledged Shares or otherwise), Borrower shall (i) receive and hold the same in trust for Lender, as additional Share Pledge Collateral, (ii) not commingle the same with any of Borrower’s property, and (iii) deliver to Lender any and all certificates or instruments evidencing the same, on or before the close of business on the fifth (5th) day following the receipt thereof by Borrower, in the identical form received, with any necessary endorsements or with appropriate stock or bond powers duly executed in blank, to be held by Lender, subject to the terms of this Agreement, as additional Share Pledge Collateral.

(f) Borrower shall not authorize or cause the Subsidiary to pay any Distributions (of whatever form or nature) in respect of the Share Pledge Collateral, and, in the event that Borrower shall at any time receive any Distribution, Borrower shall (i) receive and hold all Distributions in trust for Lender, (ii) not commingle any Distribution with any of its other funds or property, and (iii) deliver to Lender, on or before the close of business on the fifth (5th) day following the receipt thereof by Borrower, in the identical form received, all Distributions in the identical form received, with any necessary endorsements or with appropriate stock or bond powers duly executed in blank, with all such Distributions being held as collateral security hereunder.

(g) Without the prior written consent of Lender and except in the ordinary course of business, Borrower shall not at any time during the term of this Agreement sell (including any sale and leaseback), mortgage, pledge or otherwise encumber or dispose of any of the Collateral securing the Revolving Note, or permit any new Liens to be placed thereon.

13. Events of Default.  Any or all of the liabilities of Borrower to the Lender in connection with the Revolving Credit Facility shall, at Lender’s option, be due and payable upon the occurrence of any of the following events of default (each of which shall be hereinafter referred to as an “Event of Default”):

(a) Borrower defaults in the payment of any principal of or interest on the Revolving Note when the same becomes due and payable, whether at the Maturity Date or at another time for such payment as is required by this Agreement or the Revolving Note;

(b) any representation and warranty in any Loan Document shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made by or on behalf of Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, and, if the circumstances giving rise to such false or misleading representation or warranty that resulted from an inadvertent or unintentional error are susceptible to being cured in all material respects, such false or misleading representation or warranty shall not be cured in all material respects within ten (10) Business Days after the date on which written notice thereof shall have been given to Borrower by Lender (the “Cure Period”);

(c) Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraph (a) of this Section 13) and such default is not remedied within the Cure Period;

(d) issuance of any injunction or of an attachment or judgment against any property of Borrower securing the Revolving Note which is not discharged within ten (10) Business Days after issuance;

(e) Borrower or its Subsidiary is in default in the performance of or compliance with any term or any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists (which default or condition has not been cured or waived prior to any action being taken hereunder or under the Revolving Note with respect to such default), and as a consequence of such default or condition such Indebtedness has become due and payable before its stated maturity or before its regularly scheduled dates of payment;

(f) the insolvency of Borrower, or the filing of any bankruptcy, reorganization, debt arrangement or other proceeding or case against Borrower under any bankruptcy or insolvency law or commencement of any dissolution or liquidation proceeding against Borrower, any of which is either consented to or acquiesced in by Borrower or remains undismissed for thirty (30) days after the date of entry or the commencement by Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws, or the consent by Borrower to the appointment of a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of its property, as the case may be, or the making by Borrower of any assignment for the benefit of creditors;

(g) any material provision of a Loan Document shall cease to be valid, binding and enforceable against Borrower or the Security Interest ceases to be a valid and perfected first-priority security interest in the Collateral or any portion thereof, and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after Lender gives notice to Borrower requiring that such default be cured; or

(h) any transfer, purchase, pledge, loan, impairment, exchange or sale of Borrower’s assets except for sales of goods or services in the ordinary course of business.

Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, and all other actions taken in reliance hereon and all other demands and notices of any type.

14. Acceleration.  In addition to Lender’s rights under Section 15 hereof, Borrower hereby agrees that Lender may, in its sole discretion, elect to accelerate payment of all principal, interest and other amounts, if any, that are outstanding under the Loan Documents as of July 1, 2009 (the “Performance Date”) if Borrower has not sold and delivered and Borrower has not executed any binding agreements (the “Binding Agreements”) with unaffiliated third-parties for the sale of SkyNet™, the Borrower’s proprietary digital display product, during the period beginning on the date hereof and ending on the Performance Date (the “Performance Period”).  If Borrower does not provide Lender with evidence satisfactory to Lender of one or more closed sales of SkyNet™ or Binding Agreements on or before the Performance Date, then Lender may declare the Loans due and payable within thirty (30) days of Lender’s written notice of acceleration (“Acceleration Notice”) being delivered to Borrower (the “Acceleration Date”).

15. Foreclosure.

(a) If Borrower is unable to pay all amounts outstanding on the Acceleration Date or the Maturity Date, as applicable, or upon an Event of Default that is continuing, Lender may, among other things, (i) elect to sell or seize all or any portion of the Collateral subject to the conditions set forth in this Section 15 (the “Foreclosure Right”), or (ii) refinance the Loans by offering to enter into a new revolving credit or installment loan agreement, the terms of which would be in Lender’s sole discretion.

(b) In the event Lender elects to exercise its Foreclosure Right, Borrower shall give Hilco Trading LLC, or such other qualified appraiser of enterprises and intellectual property as may be mutually selected by the parties (the “Appraiser”), reasonable access to all of the Collateral, together with any agreements, financial statements, or other documents reasonably requested by the Appraiser, which are necessary for the Appraiser to determine the fair market value of the Collateral (the “Appraisal Value”).  To the extent practicable, the Appraiser shall include separate valuations of individual assets in the Appraisal Value.  The Appraisal Value as determined by the Appraiser shall be deemed final and the parties hereby waive any objection thereto.

(c) After the Appraiser has determined the Appraisal Value and within a reasonable time thereafter, Lender may elect to purchase all or any portion of the Collateral at the Appraisal Value in exchange for the surrender of unpaid principal and interest on the Loans or may elect to sell the Collateral in a private sale or at a public auction.  Any public auction of Collateral (the “Auction”) shall be conducted in accordance with the Uniform Commercial Code, as amended.

(d) All proceeds received from the sale of the Collateral at any private sale or Auction (the “Proceeds”), shall be disbursed by Lender as follows:

(i)           First, the Proceeds shall be applied to the payment of all reasonable and documented out-of-pocket costs and expenses incurred in connection with the sale of orother realization upon Collateral, including reasonable attorneys’ fees and disbursements;

(ii)           Second, to the payment of the other Obligations owing to Lender (with the Borrower remaining liable for any deficiency); and

(iii)           Third, Lender shall disburse in immediately available funds any remaining Proceeds to Borrower.

(e)  Borrower waives (i) any claim that, as to any part of the Collateral, an auction or private sale, should Lender elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral (ii) except as otherwise provided in this Agreement, the Revolving Note or any of the Loan Documents, to the extent permitted by Applicable Law, notice or judicial hearing in connection with Lender’s taking possession or disposition of any of the Collateral including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right that Borrower would otherwise have under Applicable Law, and all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Lender’s rights hereunder, (iii) all rights (x) of redemption, appraisement, valuation, stay and extension or moratorium and (y) to the marshalling of assets and (iv) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the valid and lawful enforcement of any of the rights or remedies under the Loan Documents or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

16. Conditions to Initial Loan.   The obligation of Lender to make its initial Loan is subject to its receipt of each of the following, in form and substance reasonably satisfactory to Lender:

(a) a certificate of the Secretary or an Assistant Secretary of Borrower, dated the requested date for the making of such Loan in form and substance reasonably satisfactory to Lender;

(b) a duly executed Revolving Note for Lender and a duly executed copy of each of the other Loan Documents;

(c) a completed copy of the Questionnaire;

(d) a share certificate or share certificates representing the Pledged Shares, together with a stock power or stock powers (undated and duly executed in blank) for the Pledged Shares;

(e) an opinion of Davis, Graham, & Stubbs, and such opinion dated the requested date for the making of such Loans addressing such matters as Lender reasonably requests;

(f) a copy of any Governmental Approval and other third-party consents or approvals required by Borrower to execute, deliver and perform the Loan Documents to which it is a party;

(g) payment of all fees, disbursements and expenses of Lender, payable at the closing based on invoices presented at least two Business Days prior to closing;

(h) results of a recent search by a Person satisfactory to Lender of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Borrower, and the results of such search shall be satisfactory to Lender;

(i) (i) such UCC-1 financing statements and other documents as Lender may request, the filing or recordation of which is necessary or appropriate in Lender’s reasonable determination to create or perfect a security interest in the Collateral under Applicable Law, and (ii) evidence of the filing or recordation of the same in such offices as Lender shall have specified;

(j) evidence of filing or recordation at the United States Patent and Trademark Office and certain foreign patent offices, as applicable; provided that, Borrower shall provide Lender with evidence that it has filed a notice of security interest for the following patent applications: (x) P10514577-5 (filed in Brazil) and (y) MX/a/2007/002300 (filed in Mexico) (together, the “Foreign Filings”) within 15 Business Days from the date hereof, and Borrower may not request any Loans hereunder after the initial Loan requested as of the date hereof until it has provided Lender with evidence of such Foreign Filings; provided further, the foregoing requirement may be waived by Lender, in its sole discretion;

(k) evidence in form and substance satisfactory to it that all of the requirements of Section 12(a) hereof shall have been satisfied; and

(l) such instruments and other documents as Lender may request, the possession of which is necessary or appropriate in Lender’s determination to create or perfect a security interest in the Collateral under Applicable Law.

17. Conditions to Each Loan.  Borrower acknowledges that Lender will not make any Loan requested to be made by it, including its initial Loan, without at least the satisfaction of the following conditions:

(a) Lender shall have received a Notice of Borrowing (except for the initial Loan) with respect to such Loan complying with the requirements of Section 2;

(b) The representations and warranties of Borrower to Lender shall be accurate on the date hereof and on and as of the date of each Notice of Borrowing under the Revolving Credit Facility with the same effect as though such representations and warranties had been made on and as of such date;

(c) All covenants and agreements required to be performed by Borrower under this Agreement, the Revolving Note and the other Loan Documents shall have been performed to the reasonable satisfaction of Lender as and when required;

(d) On the date hereof and on and as of the date of each Notice of Borrowing under the Revolving Credit Facility no Default or Event of Default shall have occurred;

(e) All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to Lender and its counsel.

Except to the extent that Borrower shall have disclosed in the Notice of Borrowing, or in a subsequent notice given to Lender prior to 5:00 p.m. (Denver, Colorado time) on the Business Day immediately preceding the requested date for the making of the requested Loan, that a condition specified in clause (b), (c) or (d) above will not be fulfilled as of the requested time for the making of such Loan, Borrower shall be deemed to have made a representation and warranty as of the time of the making of such Loan that the conditions specified in such clauses have been fulfilled as of such time.

18. Notices.  All notices, consents, approvals, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by telefax, telegram or overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below:

Lender:

DeGeorge Holdings Three LLC
140 Intracoastal Pointe Drive, Suite 410
Jupiter, Florida, 33477
561-745-1001
Attention:  Lawrence F. DeGeorge

Borrower:

Advance Display Technologies, Inc.
7334 South Alton Way, Building 14, Suite F
Centennial, Colorado 80112
Attention: Matthew Shankle, Chief Executive Officer

Any party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other parties in the manner set forth herein.  Notices shall be deemed given on the next Business Day following the day such notice is posted or sent by courier in the manner described above, and if sent by telefax or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered.  Any notice period shall commence on the day such notice is deemed given.

19. Miscellaneous.

(a) No failure or delay of any party hereto to exercise any right given to it hereunder, or to insist on strict compliance with any provision hereunder, shall constitute a waiver of such provision or of any other provision hereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision.  No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

(b) All covenants, agreements, representations and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the amounts due hereunder are outstanding and unpaid.

(c) Whether or not any Loans are made hereunder, Borrower shall:

(i) pay or reimburse Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Agreement, the Revolving Note or any of the Loan Documents or the making of the Loans;

(ii) pay or reimburse Lender for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by Lender) incurred by Lender in connection with, arising out of, or in any way related to: (i) the negotiation, preparation, execution and delivery of (A) this Agreement, the Revolving Note or any of the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto; (ii) the administration of and any operations under the Loan Documents; (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of Lender in, under or related to the Collateral or the Loan Documents or (C) the performance of any of the obligations of Lender under or related to the Loan Documents; (iv) protecting or preserving the Collateral; or (v) protecting, preserving, exercising or enforcing any of the rights of Lender in, under or related to the Collateral or the Loan Documents, including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral;

(iii) indemnify and hold Lender (or a director, officer, manager, employee or agent of Lender) harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse Lender for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by Lender) incurred by Lender in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by Lender or Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, Lender is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Agreement, the Revolving Note or any of the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by Lender to the extent such loss is determined by a judgment of a court that is binding on Borrower and Lender, final and not subject to review on appeal, to be the result of acts or omissions on the part of Lender constituting (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by Borrower against Lender, Lender’s failure to observe any other standard applicable to it under any of the other provisions of this Agreement, the Revolving Note or any of the  Loan Documents or Applicable Law.

(d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties.  There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

(e) This Agreement and the exhibits attached hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement shall not be assignable by the Borrower without the prior written consent of Lender.

(f) The section and other headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof.

(g) Borrower agrees to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration and at its own cost and expense, such further assurances, instruments and documents, and to take such further actions, as Lender shall request in order to fulfill the intent of this Agreement and the transactions contemplated hereby, including, without limitation, one or more deposit account control agreements.

(h) Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(i) Should this Agreement be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, Borrower shall pay all of Lender's actual costs, fees (including reasonable attorneys' fees) and expenses resulting from such referral.

(j) This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(k) This Agreement is made in and shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

(l) BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

20. Definitional Provisions.  As used herein, the following terms have the following meanings:

“Applicable Law” means (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators, in the case of each of (i) and (ii), having the force of law.

“Business Day” means all days other than Saturdays, Sundays and federal banking holidays.

“Contract” means (i) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any bylaw.  Unless otherwise specified, Contract means any of the foregoing to which the Borrower is a party or which binds the Borrower or its property.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Distribution” means (in each case whether or not in cash) all dividends (including stock dividends) and interest on the Share Pledge Collateral.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or other acquisition from such person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Governmental Authority” means the government of any federal, state, municipal or other political subdivision in which Borrower’s facility is located, and any other government or political subdivision thereof exercising jurisdiction over Borrower’s facility, including all agencies and instrumentalities of such governments and political subdivisions.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (for reimbursement agreements in respect thereof) or (iii) in respect of banker’s acceptances.

“Liability” of any Person means (in each case, whether with full or limited recourse), without duplication, any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means (i) this Agreement and the Revolving Note and (ii) all other agreements, documents and instruments executed pursuant to the instruments and agreements listed in clause (i).

 “Loan Document Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement, the Revolving Note or the Loan Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the closing.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Maximum Permissible Rate” means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could reasonably be expected to, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

“Obligations” means all obligations of every nature of Borrower from time to time owed to Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnifications or otherwise.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Pledged Shares” means, at any time, the ownership interests of Borrower in the Equity Interests in the Subsidiary at such time, including all stock certificates representing the Pledged Shares and any rights and interests acquired after the date hereof. The Pledged Shares include, on the date hereof, 100 shares of the common stock (with par value of $1 per share) of the Subsidiary held by Borrower and represented by stock certificate No. 1.

“Questionnaire” means the Security Questionnaire attached hereto as Exhibit B.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Share Pledge Collateral” means (a) all of the Pledged Shares and all rights (contractual and otherwise and whether constituting accounts, general intangibles or investment property or financial assets) constituting, arising under, connected with, or in any way related to the Pledged Shares, (b) all stock dividends, options or rights of any nature whatsoever which may be now outstanding or hereafter issued or granted by the Subsidiary to Borrower in respect of the Pledged Shares, and the right to receive all monies and property representing a Distribution in respect of the Pledged Shares, (c) all income from any of the foregoing, and (d) all proceeds, products and accessions of and to the foregoing.

“Subsidiary” means ADTI Media Inc., a Colorado corporation.

“Tax” means any federal, state or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BORROWER:

ADVANCE DISPLAY TECHNOLOGIES, INC.

By:  /s/ Matthew W. Shankle

             Matthew W. Shankle, Chief Executive Officer

LENDER:

DeGeorge Holdings Three LLC

By: /s/ Lawrence F. DeGeorge

Lawrence F. DeGeorge, Manager

Signature Page to
Senior Secured Revolving Credit Agreement

EXHIBIT A

REVOLVING NOTE

EXHIBIT B

SECURITY AGREEMENT QUESTIONNAIRE

EXHIBIT C

COLLATERAL